UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement/5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2010, the Board of Directors (the "Board") of Adept Technology, Inc. (“Adept” or the "Company"),  adopted changes in compensation for its directors, effective as of the date of the Board’s approval, and pro rating the cash compensation described below to commence payment for the fourth quarter of Adept’s fiscal 2010. The amendments were approved upon the recommendation of the Compensation Committee and reflecting the information and recommendations provided by a compensation consultant to align Adept’s compensation practices to be closer to, but not exceed, the median applicable amounts of other public companies with $30 million to $100 million in annual revenue.

The changes include:

1.           Increased the annual additional retainer for the Chairman of the Board (provided such Chairman is a non-employee director) from $10,000 to $15,000.

2.           Established an annual retainer for the Chair of the Compensation Committee of $8,000 and for the Chair of the Nominating and Corporate Governance Committee (provided such Chairman is not also serving as Chairman of the Board) of $4,000.

3.           Established an annual retainer for the non-Chair members of the Audit Committee of $6,000, for the non-Chair members of the Compensation Committee of $4,000, and for the non-Chair members (and the Chair where such individual is also Chairman of the board) of the Nominating and Corporate Governance Committee of $2,000.

4.           Eliminated all director compensation for attendance at Board meetings.

5.           Increased the annual option grant for non-employee directors from 3,000 shares of Adept common stock to 6,000 shares.

6.           Revised the vesting of the annual option grant to non-employee directors to vest in full on the date of the annual meeting of stockholders following the meeting at which the director is elected, and revised the vesting of the initial option grant to non-employee directors to vest in the amount of 50% of the grant on the first annual meeting of stockholders following the appointment or election of the director and the remaining 50% to vest at the second annual meeting of stockholders of the Company following the appointment or election of the director.

The change in director compensation reflects the first change to the director compensation for the Company’s non-employee directors since January 2006, with only revisions to the Audit Committee Chair retainer amount since such date.  The revisions eliminate all meeting fees to simplify the compensation structure and to reflect the ongoing time and efforts of the Board, which is not limited to meeting attendance.  The amended compensation is intended to align Adept Board compensation more closely with that of other similarly-situated companies and to award the ongoing commitment to service on a public company Board in the current environment.  In addition, the amendments increase the annual equity component of Board compensation to align Board compensation with the interests of the Company’s stockholders.

The approximate increase in cash payments to members of the Board for fiscal 2010 is expected to be less than $7,000.

To effect the revisions to the option grants made to non-employee directors summarized above, the Board also approved corresponding amendments of the Adept Technology, Inc. 2004 Director Option Plan and authorized a one-time option grant to purchase 3,000 shares of Adept common stock to reflect the increase in equity compensation for the current year of service on the Board.

A summary of the material terms of the Company’s director compensation set above is attached hereto as Exhibit 10.1 and is incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.
Date: March 8, 2010	By:/s/ Lisa M. Cummins Lisa M. Cummins Vice President of Finance and Chief Financial Officer